UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Neurologix, Inc.
(Name of Registrant as Specified In Its Charter)

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As filed with the Commission on April 9, 2010

April 9, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Neurologix, Inc. to be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Tuesday, May 11, 2010, at 10:00 a.m. At this meeting, we will ask you to consider and vote upon the election of two Class I directors and one Class III director and recently adopted amendments to the 2000 Stock Option Plan of the Corporation (the “2000 Stock Option Plan” or the “Plan”) that (i) increase the number of shares of common stock available for issuance under the Plan, (ii) extend the expiration date of the Plan and (iii) amend the name of the Plan.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we recommend that you complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the Annual Meeting. The enclosed proxy statement provides you with detailed information about the proposals submitted for your consideration. We urge you to read it carefully.

On behalf of your Board of Directors, I thank you for your support and appreciate your consideration.

Very truly yours,

Clark A. Johnson
President and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS -- MAY 11, 2010
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
SECURITY OWNERSHIP OF BOARD AND MANAGEMENT
PROPOSAL NUMBER 1: ELECTION OF DIRECTORS
PROPOSAL NUMBER 2: APPROVAL OF AMENDMENTS TO THE 2000 STOCK OPTION PLAN
BOARD OF DIRECTORS AND COMMITTEES
CODES OF ETHICS
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
PROPOSALS BY STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION OF PROXIES
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
WHERE YOU CAN FIND MORE INFORMATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 11, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Neurologix, Inc., a Delaware corporation (the “Corporation”), will be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Tuesday, May 11, 2010, at 10:00 a.m., Eastern time, for the following purposes:

1. To elect two Class I directors to hold office for a term of three years and to elect one Class III director to hold office for a term of two years.

2. To vote upon recently adopted amendments to the Corporation’s 2000 Stock Option Plan (the “2000 Stock Option Plan” or the “Plan”) that (i) increase the number of shares of the Corporation’s common stock available for issuance under the Plan from 6,000,000 to 8,000,000, (ii) extend the expiration date of the Plan for five years and (iii) amend the name of the Plan from the “Arinco Computer Systems Inc. 2000 Stock Option Plan” to the “Neurologix, Inc. 2000 Stock Option Plan.”

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS PRESENTED IN THE PROXY STATEMENT.

The Board of Directors has fixed the close of business on April 1, 2010 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.

A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 is enclosed.

To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS,

Marc L. Panoff
Chief Financial Officer, Secretary and Treasurer

One Bridge Plaza
Fort Lee, New Jersey 07024

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS — MAY 11, 2010

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Neurologix, Inc., a Delaware corporation (the “Corporation”). The Proxy Statement is being sent to the Corporation’s stockholders in connection with the solicitation of proxies by the Board, on behalf of the Corporation, to be used at the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Tuesday, May 11, 2010, at 10:00 a.m., Eastern time. The Corporation’s offices are located at One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024.

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to the Corporation’s stockholders on or about April 9, 2010. A copy of the Corporation’s Annual Report to Stockholders on Form 10-K for the year ended December 31, 2009 is also enclosed.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 11, 2010. The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy, Annual Report and directions to the Annual Meeting are available at http://www.neurologix.net.

You are requested to complete, date and sign the accompanying proxy and return it to the Corporation in the enclosed envelope. The proxy may be revoked at any time prior to the meeting by written notice to the Corporation bearing a later date than the date on the proxy or by attending the meeting and voting in person. The Corporation may solicit proxies in person, by mail, telephone, facsimile, e-mail or other similar means. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the proposals set forth below.

The Board has fixed the close of business on April 1, 2010 as the record date (the “Record Date”) for the determination of stockholders who are entitled to notice of and to vote at the meeting. As of the Record Date, the outstanding number of voting securities of the Corporation was 28,881,816 shares, consisting of 27,865,010 shares of common stock, par value $0.001 per share (“Common Stock”), 645 shares of Series A convertible preferred stock, par value $0.10 per share (“Series A Preferred Stock”), 281,263 shares of Series C convertible preferred stock, par value $0.10 per share (“Series C Preferred Stock”), and 734,898 shares of Series D convertible preferred stock, par value $0.10 per share (“Series D Preferred Stock”). Holders of a majority of our outstanding shares of Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, considered as a single class, on an as-converted basis, must be present or represented by proxy at the meeting to constitute a quorum. For each share held as of the Record Date, each holder of Common Stock is entitled to one vote per share of Common Stock, each holder of Series A Preferred Stock is entitled to one vote per share of Series A Preferred Stock, each holder of Series C Preferred Stock is entitled to 21.875 votes per share of Series C Preferred Stock and each holder of Series D Preferred Stock is entitled to 30.1724 votes per share of Series D Preferred Stock.

A plurality of the votes of the total number of the shares of Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock present at the meeting will be necessary to approve Proposal 1 regarding the election of two Class I directors of the Corporation and one Class III director of the Corporation. A majority of the votes of the total number of the shares of Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock present at the meeting will be necessary for the approval of Proposal 2 regarding amendments to the Corporation’s 2000 Stock Option Plan. Under applicable Delaware law, in tabulating votes, abstentions (including broker non-votes) will be disregarded and will have no effect on the outcome of the vote.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

As of the Record Date, the persons and entities listed below were, to the knowledge of the Corporation, the only beneficial owners of more than five percent of the outstanding shares of Common Stock.

			Percentage of
	Amount and Nature of		Outstanding
Name and Address of Beneficial Owner	Beneficial Ownership		Shares

Corriente Master Fund, L.P.	16,163,780	(1)	27.20%
Trustees of General Electric Pension Trust	13,554,823	(2)	23.19%
Palisade Private Partnership, L.P.	6,801,890	(3)	12.10%
Chrysler LLC Master Retirement Trust	5,058,956	(4)	8.86%
Warwick J. Greenwood, Trustee ATEC Trust	3,432,608	(5)	6.11%

(1)	Consists of warrants to purchase 3,232,758 shares of Common Stock and 428,571 shares of Series D Preferred Stock (presently convertible into 12,931,022 shares of Common Stock). Based on information provided in the Schedule 13D filed on November 29, 2007 and the Schedule 13D/A filed on April 30, 2008, Corriente Master Fund, L.P. (“CMF”) is an investment limited partnership formed under the laws of Delaware. Corriente Advisors, LLC (“CA”) is an investment advisory and management services limited liability company formed under the laws of Delaware. CA acts as an investment advisor to, and manages investment and trading accounts of, other persons, including CMF. CA is deemed to beneficially own the shares owned by CMF. CMF’s address is 201 Main Street, Suite 1800, Fort Worth, Texas 76102.

(2)	Consists of warrants to purchase 2,257,262 shares of Common Stock, 93,940 shares of Series C Preferred Stock (presently convertible into 2,054,937 shares of Common Stock), and 306,327 shares of Series D Preferred Stock (presently convertible into 9,242,624 shares of Common Stock). Based on information provided in the Schedule 13G/A filed on February 18, 2009 by the Trustees of General Electric Pension Trust (“GEPT”). GEPT’s address is 3001 Summer Street, Stamford, Connecticut 06905.

(3)	Based on information provided in the Schedule 13D/A filed on March 7, 2008, Palisade Private Partnership, L.P. (“PPP”) is an investment limited partnership formed under the laws of Delaware. Palisade Private Holdings, LLC, a Delaware limited liability company, is the general partner of PPP and is deemed to beneficially own the shares owned by PPP. PPP’s address is Palisade Private Holdings, LLC, One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024.

(4)	Consists of warrants to purchase 926,966 shares of Common Stock, 180,891 shares of Series C Preferred Stock (presently convertible into 3,956,990 shares of Common Stock) and 175,000 shares of Common Stock. Based on information provided in the Schedule 13G/A filed on February 18, 2009 by Chrysler LLC Master Retirement Trust (“Chrysler LLC”). Chrysler LLC’s address is c/o State Street Corporation, 225 Liberty Street, 24th Floor, New York, New York 10281.

(5)	Based on information provided in the Form 4 filed on January 29, 2008 by ATEC Trust (“ATEC”), a trust organized under the laws of New Zealand. Warwick Greenwood is the trustee of ATEC. ATEC’s address is Auckland Technology Enabling Corporation Limited, P.O. Box 10-359, 8th Floor, Lumley House, 93 The Terrace, Wellington, New Zealand.

SECURITY OWNERSHIP OF BOARD AND MANAGEMENT

The following table shows: (i) the number of shares of Common Stock that each of the Corporation’s directors, nominees and executive officers beneficially owned or had the right to acquire beneficial ownership of as of, or within sixty days of, the Record Date; and (ii) the percentage ownership of the outstanding shares of Common Stock represented thereby. The address for each of such persons is the address of the Corporation.

	Amount and
	Nature of
	Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership		Class

Cornelius E. Golding	196,666	(1)	*
Reginald L. Hardy	30,000		*
Clark A. Johnson	798,174	(2)	1.42%
Martin J. Kaplitt, M.D.	2,418,901		4.30%
Jeffrey B. Reich, M.D.	199,333	(3)	*
Elliott H. Singer	218,333	(4)	*
John E. Mordock	820,000	(5)	1.44%
Marc L. Panoff	448,333	(6)	*
Christine V. Sapan, Ph.D.	483,333	(7)	*
Officers and Directors as a Group (9 persons)	5,613,073		9.58%

*	Represents less than 1% of the outstanding shares.

(1)	Includes 166,666 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.

(2)	Includes 186,666 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.

(3)	Includes 173,333 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.

(4)	Includes 178,333 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.

(5)	Includes 800,000 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date. See “EXECUTIVE OFFICERS — Employment Agreements — John E. Mordock.”

(6)	Includes 438,333 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.

(7)	Includes 473,333 shares of Common Stock which may be acquired upon the exercise of stock options which are or become exercisable within sixty days of the Record Date.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

The Corporation’s certificate of incorporation and by-laws provide that the Board is divided into three classes: Class I directors, Class II directors and Class III directors. The stockholders will elect two Class I directors at the meeting, each to serve for a three-year term expiring at our Annual Meeting of Stockholders in 2013 or until his successor has been elected and qualified, or until the earliest of his death, resignation or retirement. The stockholders will also elect one Class III director at the meeting, to serve for a two-year term expiring at our Annual Meeting of Stockholders in 2012 or until his successor has been elected and qualified, or until the earliest of his death, resignation or retirement. The Corporation’s certificate of incorporation provides that the total number of directors constituting the entire Board shall not be less than three nor more than twelve, with the then authorized directors being fixed from time to time by the Board.

The Class III director, originally scheduled to stand for election as a Class I director at this Annual Meeting, is being nominated for election as a Class III director due to the resignation, effective March 10, 2010, of the sole Class III director, John E. Mordock. In order to maintain at least one Class III director and maintain three classes of the Board, this action has become necessary. Moreover, the Corporation will take further steps to equalize the directors in each class of the Board at its 2011 Annual Meeting of Stockholders so as to carry out the purposes set forth in its certificate of incorporation and by-laws.

Nominees For Election As Class I Directors

Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares that they represent to elect Reginald L. Hardy and Jeffrey B. Reich, M.D. to serve as Class I directors.

REGINALD L. HARDY — Mr. Hardy, age 52, is being nominated for his first full term as director of the Corporation. Mr. Hardy was appointed to the Board on February 18, 2010 to fill the vacancy created by the resignation of William J. Gedale. Since 2003, Mr. Hardy has been President and a director of Concordia Pharmaceuticals, Inc. (“Concordia”), a drug development company focused on innovative cancer drug therapies, which he founded. He also serves on the board of directors of Concordia. Mr. Hardy earned his B.S. degree in Pharmacy from the University of North Carolina — Chapel Hill, and his M.B.A from the University of North Carolina — Greensboro. The Board believes that Mr. Hardy’s background and executive experience in the pharmaceutical and drug industries will be invaluable to the Corporation’s business and strategies relating to its current products and its efforts to finance the development of such products. In particular, the Board is looking to Mr. Hardy for assistance in negotiating investment banking and similar transactions.

JEFFREY B. REICH, M.D. — Dr. Reich, age 47, has been a director of the Corporation since February 2005. Since January 2007, Dr. Reich has served as a healthcare analyst at Cramer Rosenthal McGlynn, a New York City-based investment and asset management firm. From 2002 through 2007, Dr. Reich served as a senior analyst and portfolio manager at Merlin Biomed Group, a New York City-based asset management firm that invests globally in public and private healthcare companies. Since October, 2007, Dr. Reich has served on the board of SCOLR Pharma Inc., a specialty pharmaceutical company engaged in the development and licensing of drug delivery technology. Dr. Reich has also served as an assistant professor of clinical neurology at Weill Medical College of Cornell University since 1995. He received his medical degree from Weill Medical College of Cornell University in 1987. Dr. Reich was initially elected to the Board pursuant to the Stock Purchase Agreement, dated as of February 4, 2005 by and among the Corporation, Merlin Biomed Long Term Appreciation Fund LP and Merlin Biomed Offshore Master Fund LP (collectively, “Merlin”). This agreement originally gave Merlin the right to appoint Dr. Reich to the Board but has since been amended to eliminate this right. The Corporation has, nonetheless, continued to nominate Dr. Reich because of his extensive medical and financial experience and ability to provide guidance to the Board in formulating product strategies and financial objectives. His particular knowledge of the biotech industry provides needed information to the Board and the Corporation’s management.

Nominee For Election As Class III Director

Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares that they represent to elect Clark A. Johnson to serve as a Class III director.

CLARK A. JOHNSON — Mr. Johnson, age 78, has been a director of the Corporation since February 2004, and its Vice Chairman since 2009. On March 10, 2010, Mr. Johnson became President and Chief Executive Officer of the Corporation. Mr. Johnson served as a director of PSS World Medical, Inc., a national distributor of medical equipment and supplies to physicians, hospitals, nursing homes, and diagnostic imaging facilities, from September 1999 to March 2007, also becoming its Chairman in October 2000. From August 1985 to June 1998, Mr. Johnson served as Chief Executive Officer of Pier 1 Imports, a specialty retailer of imported decorative home furnishings, gifts and related items, also becoming its Chairman in 1988. Currently, Mr. Johnson serves on the board of directors of various private companies, including REFAC Optical Group, a provider of managed vision and professional eye care products and services and an affiliate of Palisade Capital Management, LLC (“PCM”), World Factory, Inc., an international sourcing and product development company specializing in outdoor living and hardware products, Brain Twist Inc., a specialty drink development company and, Lydian Bank & Trust, a wealth management firm.

Previously, Mr. Johnson was a director of MetroMedia International Group, an international telecommunications company. Mr. Johnson owns 5% of the preferred, non-voting equity interest in PCM, which is an affiliate of the Corporation. Mr. Johnson has exhibited, through his career, significant success in managing companies and making them profitable. He also has been a substantial investor in various private equity opportunities. His experience in utilizing capital markets to raise funds will be extremely helpful as the Corporation seeks to raise capital to support its continued operations.

Election of the Class I directors and the Class III director of the Corporation will require the affirmative vote of a plurality of voting shares held by stockholders present in person or represented by proxy at the meeting and entitled to vote thereat.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ITS NOMINEES FOR CLASS I DIRECTORS AND CLASS III DIRECTOR.

PROPOSAL NUMBER 2: APPROVAL OF AMENDMENTS TO THE 2000 STOCK OPTION PLAN

The Arinco Computer Systems Inc. 2000 Stock Option Plan (the “Plan”) was approved by the stockholders of the Corporation on September 12, 2000. On March 23, 2010, the Board adopted the following amendments to the Plan:

1. Increased the number of shares of Common Stock covered by, and reserved for issuance under, the Plan from 6,000,000 shares to 8,000,000 shares, to enable the Corporation to make grants under the Plan, principally to its current and future employees. As a result of such amendment, the number of shares remaining available for issuance under the Plan was 3,038,352, as of March 23, 2010.

2. Extended the time period for which grants of stock options may be made by the Corporation from March 28, 2010, until March 28, 2015; provided, that no Incentive Stock Options (“ISOs”) may be granted after March 28, 2010. Since inception of the Plan, no ISOs have been granted to any participants.

3. Changed the name of the Plan from the “Arinco Computer Systems Inc. 2000 Stock Option Plan” to the “Neurologix, Inc. 2000 Stock Option Plan.” Arinco Computer Systems Inc. is the predecessor to Neurologix, Inc.; however, the name of the Plan was never changed to reflect the Corporation’s name change.

Stockholders are being asked to approve the amendments at this meeting. A copy of the amendments to the Plan, is attached hereto as Exhibit A. If the stockholders do not approve these amendments, the Corporation will not make any additional stock option grants under the Plan.

The following is a summary of the terms of the 2000 Stock Option Plan, giving effect to the adoption of the amendments described above.

Purpose.  The purpose of the Plan is to provide a means through which the Corporation and its affiliates may attract able persons to enter and remain in the employ of the Corporation and affiliates and to provide a means whereby employees, directors and consultants of the Corporation and its affiliates can acquire and maintain the Corporation’s Common Stock, thereby strengthening their commitment to the welfare of the Corporation and its affiliates and promoting an identity of interest between stockholders and these directors, employees and consultants.

Administration.  The Plan is administered by the Compensation Committee of the Board.

Eligible Participants.  Any employee, director or consultant of the Corporation or an affiliate of the Corporation is eligible to participate in the Plan. The Compensation Committee has the sole and complete authority to determine the participants in the Plan (a “Participant” or the “Participants”). The Plan currently has 29 Participants, of which 12 are employees, 4 are directors and 13 are consultants.

Shares of the Corporation’s Common Stock Authorized Under the Plan.  As a result of the Board’s action to increase the number of shares available for issuance under the Plan, the Plan authorizes the grant of stock options to Participants with respect to a maximum of 8,000,000 shares of Common Stock. Stock options may only be granted in the form of non-qualified stock options. In any calendar year, a Participant may not receive stock options with respect to more than 3,000,000 shares of Common Stock (subject to adjustment in the event of certain capital changes) and may not receive stock options in a manner that will cause the stock options granted under the Plan to fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

If any award granted under the Plan is forfeited, or if an award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the shares of Common Stock covered by such award may be granted to another Participant pursuant to the terms of the Plan, to the maximum extent permitted under Section 162(m) of the Code.

Effective Date and Duration of the Plan.  The effective date of the Plan is March 28, 2000. As a result of the Board’s action to extend the Plan’s term, the Plan will expire on March 28, 2015; provided, that no additional grants will be made unless the stockholders approve the amendment in this Proposal 2 relating to the extension of the expiration date.

Exercise Price.  The exercise price per share of Common Stock for each stock option is set by the Compensation Committee at the time of grant. It is intended that options meet the requirements for exemption from Section 409A of the Code, including the requirement that the exercise price per share be not less than the fair market value per share of the Common Stock at the time of grant, and the Plan will be administered in a manner consistent with that intent.

Manner of Exercise and Form of Payment.  No shares of Common Stock may be delivered pursuant to any exercise of an option until payment in full of the aggregate exercise price therefor is received by the Corporation. Stock options which have become exercisable may be exercised by delivery of written notice of exercise to the Compensation Committee accompanied by payment of the stock option price. The stock option price shall be payable in cash and, if the Compensation Committee so permits, partially or completely in shares of Common Stock valued at the fair market value at the time of exercise or by such other method as the Compensation Committee may approve.

Vesting, Stock Option Period and Expiration.  Stock options vest and become exercisable in such manner and on such date or dates determined by the Compensation Committee and expire after such period, not to exceed ten years, as may be determined by the Compensation Committee, all as set forth in an applicable stock option agreement; provided, that the Compensation Committee has the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. If a stock option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until expiration of the stock option.

Change of Control or Reorganization.  Except to the extent reflected in a particular stock option agreement:

(a) In the event of a Change in Control (as defined in the Plan), all stock options, notwithstanding any vesting schedule, shall become immediately exercisable with respect to all shares subject to such stock option. In addition, the Compensation Committee, in the event of a Change in Control, may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding stock options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such stock options based upon the price per share of Common Stock received or to be received by other stockholders of the Corporation in the event.

(b) The obligations of the Corporation under the Plan are binding upon any successor corporation or organization resulting from a merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation.

Transferability.  Each award, and each right under any award, is exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Corporation or any of its affiliates; provided, that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Plan provides for limited exceptions to the non-transferability of awards (and the rights attached thereto) received under the Plan.

Amendment.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without approval of the stockholders if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the stock options granted under the Plan from failing to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code); and provided, further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any stock option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

Federal Income Tax Consequences Relating to the Plan.  The following summary of the federal income tax consequences of the grant and exercise of non-qualified stock options awarded under the Plan, and the disposition of Common Stock purchased pursuant to the exercise of such stock options, is intended to reflect the current provisions of the Code and the regulations thereunder. The summary is not intended to be a complete statement of applicable laws, it does not address state and local tax considerations nor does it address the tax consequences of options granted to individual tax payers located outside the U.S. and is not intended as tax advice to any person. Moreover the U.S. Federal income tax consequences to any particular individual may differ from those described herein by reason of the particular circumstances of such individual.

No income is realized by an optionee upon grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the “Spread”) at the time of exercise. The Spread is deductible by the Corporation for federal income tax purposes subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code of compensation paid to executives designated in those Sections. The optionee’s tax basis in the underlying shares acquired by exercise of a non-qualified stock option equals the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the non-qualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee’s holding period for shares acquired pursuant to the exercise of a non-qualified stock option will begin on the date of exercise of such option.

The payment by an optionee of the exercise price, in full or in part, with previously acquired shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired shares of the Corporation, and shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Corporation and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionee in excess of the number of shares surrendered to the Corporation is taxable to the optionee. Such additional shares have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized and have a holding period that begins on the date ordinary income is recognized.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. The Plan is intended to satisfy the requirements for one of these exceptions with respect to grants of options to covered employees.

Pursuant to currently applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a “Section 16 Person”) begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. Under current rules promulgated under Section 16(b), the six-month period of potential short-swing liability may be eliminated if the option grant is (i) approved in advance by the Board (or a committee composed solely of two or more non-employee directors) or (ii) approved in advance, or subsequently ratified, by the Corporation’s stockholders no later than the next annual meeting of stockholders. If the grant satisfies either of the conditions described in clause (i) or (ii) above, the taxable event will ordinarily be the date of exercise. However, if an option is exercised by a Section 16 Person within six months after the date of grant and neither of the conditions described in clause (i) or (ii) above are satisfied, taxation will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to section 83(b) of the Code to be taxed on the date of exercise.

Approval of the amendments to the Plan will require the affirmative vote of a majority of the voting shares held by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE PLAN THAT (1) INCREASE THE NUMBER OF AVAILABLE SHARES FROM 6,000,000 TO 8,000,000, (2) EXTEND THE TERM OF THE PLAN FOR FIVE YEARS AND (3) AMEND THE NAME OF THE PLAN.

BOARD OF DIRECTORS AND COMMITTEES

Other Directors

The terms of the Class II and Class III directors expire in 2011 and 2012, respectively. Accordingly, these directors are not up for re-election at the meeting.

Class II Directors Continuing in Office with Terms Expiring at the 2011 Annual Meeting of Stockholders

CORNELIUS E. GOLDING — Mr. Golding, age 62, has been a director of the Corporation since August 2006. From 1981 to 2003, Mr. Golding served in various financial roles at Atlantic Mutual Insurance Company (“Atlantic Mutual”), a property and casualty insurance company in Madison, New Jersey. During his tenure with Atlantic Mutual, Mr. Golding first served as vice president of internal audit and comptroller before being appointed as senior vice president. Mr. Golding was promoted to chief financial officer in 1994 and served in this role until his retirement in 2003. Mr. Golding is currently a financial consultant to various property and casualty insurance companies and serves on the boards of directors of the Somerset Hills Bank Corp., a holding company for the Bank of Somerset Hills, a New Jersey bank, and various private companies, including the United Auto Insurance Group of North Miami Beach, Florida and the John A. Forster Trust. Mr. Golding previously served on the board of directors of the National Atlantic Holding Corp., a property and casualty insurance company in New Jersey. Mr. Golding is a Certified Public Accountant and holds a B.B.A. in accounting from Saint John Fisher College and an M.B.A. in finance from Fairleigh Dickenson University. Mr. Golding’s extensive financial and accounting experience positions him well to serve as a director and to fill the critical roles of “financial expert” and Chairman of the Audit Committee. Mr. Golding’s experience in the insurance industry provides the Board with insight and guidance in assessing risks associated with its business and operations.

ELLIOTT H. SINGER — Mr. Singer, age 69, has been a director of the Corporation since November 14, 2005. Mr. Singer is a Managing Director of FairView Advisors, a financial services firm that he founded in September 2001. Mr. Singer founded and served as the Chief Executive Officer of A+ Network (formerly A+ Communications), which was acquired by Metrocall in 1996. Mr. Singer serves on the board of directors of Ameritrans Capital Corporation, a closed-end investment company that is regulated as a business development company under the Investment Company Act of 1940. Mr. Singer also serves on the board of directors of several privately held companies. Mr. Singer holds a B.A. from Tulane University and an MBA from the Leonard R. Stern School of Business at NYU. Mr. Singer brings invaluable operational and transactional experience to his position on the Board. As the Corporation explores future opportunities to raise funds or enter into joint ventures to support its product development, Mr. Singer’s financial experience will be a great asset to the Corporation.

MARTIN J. KAPLITT, M.D. — Dr. Kaplitt, age 71, has been the Chairman of the Board of the Corporation since February 2004. Dr. Kaplitt served as the Executive Chairman of the Corporation from September 2004 until February 23, 2007. He also served as President of the Corporation from February 2004 to September 2004 and was previously a director and president of Neurologix Research, Inc., the Corporation’s predecessor, from August 1999 to February 2004. Dr. Kaplitt has been associated with North Shore University Hospital for over 30 years and has held a variety of positions including: Chief of Thoracic and Cardiovascular Surgery from 1971 to 1978, Associate Attending in Cardiovascular Surgery from 1978 to 2001 and Adjunct Associate Attending in Surgery from 2001 to present. He was also a clinical associate professor of surgery at Cornell University Medical College. Dr. Kaplitt was a director of the Trust Company of New Jersey from 1985 through May 2004, when it was acquired by North Fork Bankcorp of Long Island, NY. Dr. Kaplitt attended Cornell University and the State University of New York, Downstate Medical Center. Dr. Kaplitt is a fellow of the American College of Surgeons and the American College of Cardiology. Dr. Kaplitt’s strong medical background enables him to advise the Corporation on many aspects of the procedures under development by the Corporation. In addition, his long tenure with the Corporation and knowledge of all aspects of the Corporation’s business and operations position him well to serve as Chairman of the Board.

Class III Directors Continuing in Office with Terms Expiring at the 2012 Annual Meeting of Stockholders

Following the resignation of John E. Mordock, Clark A. Johnson has been nominated, in Proposal 1, to serve as a Class III Director.

Board Leadership Structure and Risk Oversight

The Corporation separated the roles of Chief Executive Officer and Chairman of the Board in September 2004. Following Mr. Mordock’s resignation in March 2010, the Corporation continued to separate the roles of Chief Executive Officer and Chairman, with Mr. Clark A. Johnson serving as President and Chief Executive Officer. The Board believes the separation of these roles enables effective oversight of management and provides checks and balances with respect to the decision making process at the Corporation. It also provides greater interaction and cooperation at the senior most levels of the Corporation’s management with respect to its long-term and day-to-day operations.

The Board, in conjunction with the Corporation’s officers, is responsible for considering, identifying and managing material risks to the Corporation. The audit committee plays a critical role in evaluating and managing internal controls, financial risk exposure and monitoring the activities of the Corporation’s independent registered public accounting firm. The entire Board also receives updates at each Board meeting regarding critical business and scientific developments and risks from the Corporation’s management. At the Board’s direction, the Corporation also engages independent consultants to monitor the Corporation’s clinical trials and ensure that such trials are conducted in accordance with applicable laws and rules of government agencies, including the Food and Drug Administration.

Board and Committee Meetings

During 2009, the Board met five times, the Audit Committee met five times and the Compensation Committee met four times. Each director attended all of the meetings of the Board and each of the meetings of the Audit Committee and the Compensation Committee on which such director served.

It is the Corporation’s policy that directors are invited and encouraged to attend the Annual Meeting of Stockholders. At the time of the 2009 Annual Meeting of Stockholders, the Corporation had seven directors, all of whom attended the meeting.

Committees

The Board currently maintains an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, and a Compensation Committee. The Corporation does not have a Nominating Committee.

Nominating Process

The Board does not consider it necessary to have a Nominating Committee or written charter since the size of the Board enables all directors to participate in the nominating process, to address the need to attract and retain qualified directors and to fill any vacancies in the Board. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.

However, the Board, in making its nominations, considers, among other things, an individual’s business experience, industry experience, breadth of knowledge about issues affecting the Corporation, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

In 2009, the Board consisted of seven directors. The Board determined, for 2009, that William J. Gedale, Cornelius E. Golding, Jeffrey B. Reich, M.D. and Elliott H. Singer were independent directors. Mr. Gedale resigned from his position on the Board, effective November 20, 2009, and the vacancy created by his resignation was filled on February 18, 2010 by Reginald L. Hardy. The Board has determined that Mr. Hardy is also an independent director. Although the Corporation is not listed on any exchange or automated quotation system, the Board, in making this independence determination, considered the independence standards for directors set forth in the American Stock Exchange Company Guide for its listed companies (the “AMEX Rules”).

The Board does not have a formal policy that requires it to consider any director candidates that might be recommended by stockholders. The need for such a policy has not arisen since, to date, the Corporation has not received any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the Board’s slate of nominees in the Corporation’s proxy statement. The absence of a formal policy does not mean, however, that a recommendation would not have been considered had one been received. The Corporation will consider candidates recommended by stockholders. Any stockholder desiring to make such a recommendation should send the recommendation, in writing, to the Corporate Secretary at the address of the Corporation set forth on the first page of this Proxy Statement, by no later than the date by which stockholder proposals for action must be submitted. The recommendation should include the recommended candidate’s biographical data, and should be accompanied by the candidate’s written consent to nomination and to serving as a director, if elected.

The Board does not have a formal policy regarding consideration of diversity in identifying director nominees. At this stage in its development, the Corporation is primarily focused on the scientific and financial expertise of director nominees. However, the Corporation considers a variety of additional factors appropriate for the focus of the Corporation, including differences of viewpoint, professional experience, education and skill.

Compensation Committee

In 2009, the members of the Compensation Committee were Messrs. Singer (Chair), Gedale and Golding. Messrs. Singer, Gedale and Golding were determined by the Board to be independent directors. Since Mr. Gedale resigned from the Board, the Compensation Committee, for 2010, will consist of Messrs. Singer (Chair), Golding and Reich, all of whom were determined to be independent directors. The principal responsibilities of the Compensation Committee are to evaluate the performance of executive officers, establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Corporation’s stock plans and provide assistance to management regarding key personnel selection. In order to determine the elements and levels of the Corporation’s executive compensation and to gain an understanding of any trends impacting compensation generally, the Compensation Committee from time to time gathers information on executive compensation, including salaries, stock options, bonuses and other benefits, from similarly situated biotechnology companies. The Compensation Committee weighs this information and reviews the Corporation’s overall performance and makes recommendations regarding compensation to the full Board. To date, no compensation consultant has been engaged to assist the Compensation Committee or the Board in connection with establishing executive compensation. The Board adopted a written charter of the Compensation Committee on February 23, 2007, which is reviewed annually. A copy of the charter is available on the Corporation’s website located at http://www.neurologix.net under the heading “Investor Relations/Corporate Governance/Compensation Committee Charter.”

Audit Committee

In 2009, the members of the Audit Committee were Messrs. Golding (Chair), Gedale and Reich. Messrs. Golding, Gedale and Reich were determined by the Board to be independent directors. Since Mr. Gedale resigned from the Board, the Audit Committee, for 2010, will consist of Messrs. Golding (Chair), Reich and Singer, all of whom were determined by the Board to be independent directors. In making this decision, the Board considered Rule 10A-3 of the Exchange Act. The Board has determined that Mr. Golding is a “financial expert,” as that term is defined under Item 407(d)(5) of Regulation S-K under the Exchange Act. The Board adopted a written charter of the Audit Committee on March 23, 2004, which is reviewed annually. A copy of the charter is available on the Corporation’s website located at http://www.neurologix.net under the heading “Investor Relations/Corporate Governance/Audit Committee Charter.”

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Corporation’s independent registered public accounting firm and, in this regard, it meets periodically with the independent registered public accounting firm to review plans for the audit and the audit results, reviews financial statements, accounting policies, tax and other matters for compliance with the requirements of the Financial Accounting Standards Board and government regulatory agencies.

Directors’ Compensation

Beginning in 2010, the quarterly fixed retainer paid to each director who is not also an employee or paid consultant of the Corporation has been increased from $1,500 to $4,000. The Corporation will continue its policy of paying an additional quarterly retainer of $1,000 for directors who serve on the Audit Committee and for the Chair of the Compensation Committee. The Board’s director compensation policy has been to award annual stock option grants of 30,000 shares, with an additional 20,000 shares to directors who serve on the Audit Committee and for the Chair of the Compensation Committee. The Compensation Committee has recommended that the Board, at its annual meeting to be held on May 11, 2010, increase the annual stock option grants to each director who is not an employee or paid consultant of the Corporation to 75,000 shares, with no additional shares granted for service on the Audit Committee or for the Chair of the Compensation Committee. If the Board does not adopt the recommendation of the Compensation Committee, it is anticipated that the Board will approve annual awards of stock options in accordance with its current policy. Clark A. Johnson, for 2010, will be paid the same quarterly fixed retainer and granted the same number of stock options that will be paid and granted to directors who are neither employees nor consultants of the corporation. Any such compensation will be paid to Mr. Johnson in his capacity as a director and in lieu of any compensation for his service as President and Chief Executive Officer. Upon being elected Vice Chairman, Mr. Johnson was granted 100,000 stock options. Subject to approval by the Board of the option grants described above and approval by the stockholders of Proposal 2, annual stock option grants for 2010 will be made to directors immediately following the Annual Meeting.

The following table sets forth the compensation received by the Corporation’s directors in 2009.

	Fees Paid	Option
Name	in Cash ($)	Awards ($)(1)	Total ($)

William J. Gedale	8,000	23,033	31,033
Cornelius E. Golding	10,000	28,535	38,535
Clark A. Johnson	6,000	40,413	46,413
Martin J. Kaplitt, M.D.(2)	125,000	—	125,000
Austin M. Long, III(3)	15,000	67,324	82,324
Craig J. Nickels(3)	15,000	67,324	82,324
Jeffrey B. Reich, M.D.	8,000	23,033	31,033
Elliott H. Singer	10,000	26,803	36,803

(1)	The amounts in the Option Awards column reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, for awards granted pursuant to the Corporation’s 2000 Stock Option Plan. For assumptions in the valuation of these stock options see the footnotes to our financial statements in our Annual Report on Form 10-K as filed for the fiscal year ended December 31, 2009. Aggregate total numbers of stock option awards outstanding, as of December 31, 2009, are shown below.

(2)	Martin J. Kaplitt M.D. does not receive any cash retainers or stock option grants as a member of the Board. In 2009, he was paid $125,000 under the terms of a consulting agreement. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” for further information.

(3)	Austin M. Long and Craig J. Nickels did not stand for reelection at the 2009 Annual Meeting. Messrs. Long and Nickels were retained from May 7, 2009 until December 31, 2009, as consultants at a rate of $1,000 per month, for an aggregate of $8,000 for the consulting term. As consultants, Messrs. Long and Nickels were each granted stock options to purchase 100,000 shares of Common Stock, all of which are vested as of December 31, 2009.

Stock Option Plan Awards

The following table shows, as of December 31, 2009, the number of shares of Common Stock to be issued upon exercise of outstanding options granted under the Corporation’s 2000 Stock Option Plan, the average exercise price of such stock options and the number of shares of Common Stock available for issuance under the Plan.

	Number of		Number of
	Securities to be		Securities
	Issued upon	Weighted-Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options	Outstanding Options,	under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	4,173,833	$1.19	898,352(1)

(1)	As a result of the Board’s adoption of the amendments to the Plan described in Proposal 2 and the forfeitures of certain stock option grants between January 1, 2010 and March 23, 2010, the number of securities remaining available for issuance under the Plan was 3,038,352, as of March 23, 2010.

Policy on Stockholder Communication with Directors

The Board has a written policy on stockholder and interested party communications with directors, a copy of which is available on the Corporation’s corporate website located at http://www.neurologix.net, under the heading “Investor Relations/Corporate Governance/Stockholder Communication with Directors Policy.”

Under the policy, stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Secretary, Neurologix, Inc., One Bridge Plaza, Fort Lee, NJ 07024.

All communications received as set forth in the preceding paragraph will be opened by the Corporation’s executive officers for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the executive officers will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

CODES OF ETHICS

The Board has adopted an Amended and Restated Code of Ethics for its Chief Executive and Senior Financial Officers (the “Financial Code of Ethics”). The Corporation’s Chief Executive Officer and Chief Financial Officer have signed the Financial Code of Ethics and will be held to the standards outlined therein. The Board has also adopted an Amended and Restated Code of Ethics and Conduct applicable to all employees, officers, scientific advisors and directors of the Corporation (together with the Financial Code of Ethics, the “Codes of Ethics”). Copies of each of these Codes of Ethics are available at the Corporation’s website located at http://www.neurologix.net under the heading “Investor Relations — Corporate Governance.”

EXECUTIVE OFFICERS

The Corporation’s current executive officers are: (i) Clark A. Johnson, President and Chief Executive Officer, appointed as of March 10, 2010, (ii) Marc L. Panoff, Chief Financial Officer, Treasurer and Secretary, appointed as Chief Financial Officer and Treasurer on January 23, 2006 and appointed as Secretary on May 9, 2006, and

(iii) Christine V. Sapan, Ph.D., Executive Vice President, Chief Development Officer, appointed on July 10, 2006. Until March 10, 2010, John E. Mordock served as President and Chief Executive Officer of the Corporation. For purposes of this proxy statement, the term “Named Executives” shall mean Messrs. Mordock, Panoff and Dr. Sapan. Set forth below is a brief description of our executive officers who have not been described above.

JOHN E. MORDOCK — Mr. Mordock, age 64, was a director of the Corporation from November 2005 until March 10, 2010. Mr. Mordock served as the President and Chief Executive Officer of the Corporation from July 17, 2006 until March 10, 2010.

MARC PANOFF — Mr. Panoff, age 39, was appointed as the Chief Financial Officer and Treasurer of the Corporation on January 23, 2006 and appointed as Secretary on May 9, 2006. Mr. Panoff was the Chief Financial Officer at Nephros, Inc., a publicly traded medical device company, from July 2004 to January 2006. From August 2001 to July 2004, Mr. Panoff was the Vice President, Finance, at Walker Digital Companies, a privately held research and development company. He also served as Corporate Controller at Medicis Pharmaceutical Corporation, a publicly traded specialty pharmaceutical company, for over seven years. Mr. Panoff received his Bachelor of Science in Business Administration from Washington University in St. Louis and his Masters in Business Administration from Arizona State University. He is also a Certified Public Accountant in the state of New York.

CHRISTINE V. SAPAN, PH.D. — Dr. Sapan, age 62, was appointed as the Executive Vice President, Chief Development Officer of the Corporation effective July 10, 2006. Dr. Sapan was previously employed for 18 years at Nabi Biopharmaceuticals, a vertically integrated biopharmaceutical company that focuses on serious unmet medical needs including infectious diseases, most recently serving as Vice President, Project Management from 2001 to 2005. Dr. Sapan has a Ph.D. in Experimental Pathology and an M.S. in Human Physiology from the University of North Carolina.

The following table presents the aggregate compensation for services in all capacities paid by the Corporation and its subsidiaries in respect of the years ended December 31, 2008 and 2009 to the Corporation’s Named Executives. Except as set forth herein, the Named Executives did not receive any compensation from the Corporation during 2008 and 2009.

Summary Compensation Table

				Option	Other Annual
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(1)	Compensation ($)	Total ($)

John E. Mordock,(2)	2009	$275,000	—	$92,662	$46,953	$414,615
Former President and	2008	275,000	—	80,146	47,297	402,443
Chief Executive Officer
Marc L. Panoff,	2009	203,000		58,770	—	261,770
Chief Financial Officer,	2008	203,000	—	79,841	—	282,841
Treasurer and Secretary
Christine V. Sapan, Ph.D.	2009	264,000		65,252	—	329,252
Executive Vice President,	2008	264,000	—	86,128	—	350,128
Chief Development Officer

(1)	The amounts in the Option Awards column reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, for awards granted pursuant to the Corporation’s 2000 Stock Option Plan. For assumptions in the valuation of these stock options see the footnotes to our financial statements in our Annual Report on Form 10-K as filed for the fiscal year ended December 31, 2009.

(2)	The amount shown for Mr. Mordock under Other Annual Compensation for 2009 and 2008 reflects expenses paid by the Corporation for lodging and transportation and the related gross up for taxes on income arising out of such expenses. Mr. Mordock will be paid certain severance benefits described in his employment agreement. See “— Employment Agreements — John E. Mordock.”

Employment Agreements

John E. Mordock

Effective March 10, 2010, John E. Mordock resigned as a director and as President and Chief Executive Officer of the Corporation, and, in connection therewith, entered into a separation agreement, dated March 1, 2010, with the Corporation. Pursuant to the separation agreement, Mr. Mordock’s employment agreement, dated August 20, 2009, was terminated, except for the provisions relating to non-competition, non-solicitation, indemnification and confidentiality. Under the separation agreement, the Corporation agreed to pay or provide to Mr. Mordock the severance benefits contained in his employment agreement. Accordingly, Mr. Mordock has been paid one year of base salary of $275,000 and one year of health, disability and life insurance premiums of $15,825. Also, all 800,000 stock options held by him have vested and are exercisable until March 10, 2011.

As of December 31, 2009, total unrecognized compensation cost related to Mr. Mordock’s stock option awards was approximately $40,000.

Christine V. Sapan, Ph.D.

Effective July 10, 2006, Dr. Christine V. Sapan, Ph.D., was appointed as Executive Vice President, Chief Development Officer of the Corporation under a letter agreement dated June 23, 2006 and signed by Dr. Sapan on June 27, 2006. Dr. Sapan is eligible to receive a base annual salary and a discretionary annual bonus each year, with a target bonus of 40% of her annual base salary. Dr. Sapan’s current base salary is $264,000. If Dr. Sapan’s employment is terminated by the Corporation without “Cause” (as defined in her letter agreement), or by Dr. Sapan as a result of a demotion of her position, a diminution in her duties or a “Change of Control” (as defined in the 2000 Stock Option Plan), she will be entitled to receive a lump sum payment of twelve months’ base salary. All of her options shall immediately vest and be exercisable for up to one year following the date of any such termination.

As of December 31, 2009, total unrecognized compensation cost related to Dr. Sapan’s stock option awards was approximately $24,000.

Marc L. Panoff

On January 23, 2006, the Corporation hired Marc L. Panoff as its Chief Financial Officer and Treasurer. Mr. Panoff was also appointed as the Corporation’s Secretary on May 9, 2006. On August 20, 2009, the Corporation entered into an employment agreement with Mr. Panoff, which superseded his prior agreement. The employment agreement provides that Mr. Panoff shall be employed by the Corporation until December 4, 2010, shall be entitled to receive a base salary set by the Board and shall be eligible to receive an annual bonus in the discretion of the Board. Mr. Panoff’s current base salary is $203,000. If Mr. Panoff’s employment is terminated by the Corporation without “Cause” or by Mr. Panoff for “Good Reason” (including a “Change in Control”), as those terms are defined in his employment agreement, he shall be entitled to a lump sum payment equal to one year of base salary. In addition, all of his options shall immediately vest and be exercisable for up to one year following the date of any such termination.

As of December 31, 2009, total unrecognized compensation cost related to Mr. Panoff’s stock option awards was approximately $25,000.

Deductibility of Compensation

Section 162(m) of the Code generally limits to $1,000,000 the Corporation’s federal income tax deduction for compensation paid in any year to each of its chief executive officer and the four other highest paid executive officers, to the extent such compensation is not “performance-based” within the meaning of Section 162(m). The Compensation Committee will, in general, seek to qualify compensation paid to its executive officers for deductibility under Section 162(m), although the Compensation Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Compensation Committee’s judgment, it is in the Corporation’s best interest to do so.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards to the Named Executives as of December 31, 2009.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option	Option
	Options (#)	Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable		Price ($)	Date

John E. Mordock	65,000	—		$1.80	5/09/16
	250,000	—		$1.30	7/19/16
	125,000	—		$1.15	5/09/17
	120,000	60,000	(1)	$0.62	5/08/18
	60,000	120,000	(2)	$0.65	5/07/19
Marc L. Panoff	180,000			$1.70	1/23/16
	75,000			$1.15	5/09/17
	73,333	36,667	(3)	$0.62	5/08/18
	36,666	73,334	(4)	$0.65	5/07/19
Christine V. Sapan, Ph.D.	250,000			$1.20	7/10/17
	75,000			$1.15	5/09/17
	50,000	25,000	(5)	$0.62	5/08/18
	36,666	73,334	(6)	$0.65	5/07/19

(1)	60,000 options vested and became fully exercisable on March 10, 2010 pursuant to the Corporation’s separation agreement with Mr. Mordock. See “— Employment Agreements — John E. Mordock.”

(2)	120,000 options vested and became fully exercisable on March 10, 2010 pursuant to the Corporation’s separation agreement with Mr. Mordock. See “— Employment Agreements — John E. Mordock.”

(3)	36,667 options vest on May 8, 2010. These options vest and are exercisable in full upon a termination of Mr. Panoff’s employment by the Corporation without Cause or by Mr. Panoff for Good Reason (including a Change in Control). See “— Employment Agreements — Marc L. Panoff.”

(4)	50% of these option vest on each of May 7, 2010 and May 7, 2011. These options vest and are exercisable in full upon termination of Mr. Panoff’s employment by the Corporation without Cause or by Mr. Panoff for Good Reason (including a Change in Control). See “— Employment Agreements — Marc L. Panoff.”

(5)	25,000 options vest on May 8, 2010. These options vest and are exercisable in full upon a termination of Dr. Sapan’s employment by the Corporation without Cause or by Dr. Sapan as a result of a demotion of her position or diminution in her duties or a Change of Control. See “— Employment Agreements — Christine V. Sapan Ph.D.”

(6)	50% of these option vest on each of May 7, 2010 and May 7, 2011. These options vest and are exercisable in full upon a termination of Dr. Sapan’s employment by the Corporation without Cause or by Dr. Sapan as a result of a demotion of her position or diminution in her duties or a Change of Control. See “— Employment Agreements — Christine V. Sapan, Ph.D.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation is party to an Amended and Restated Consulting Agreement, dated April 25, 2005, with Dr. Michael G. Kaplitt (“Michael Kaplitt”), one of the Corporation’s scientific co-founders and the son of Dr. Martin J. Kaplitt (“Martin Kaplitt”), the Corporation’s Chairman of the Board. Pursuant to the terms of this Agreement, Michael Kaplitt provides advice and consulting services on an exclusive basis in scientific research on human gene transfer in the nervous system and serves as a member of the Corporation’s Scientific Advisory Board. Michael Kaplitt is also the neurosurgeon who performed the surgical procedures on the twelve patients required by the protocol for the Corporation’s Phase 1 clinical trial for the treatment of Parkinson’s disease, and is assisting the Corporation in its Phase 2 clinical trial for the treatment of Parkinson’s disease. The Corporation paid Michael

Kaplitt $175,000 in consulting fees in each of 2009 and 2008. In addition, the Board has agreed to extend the term of this Agreement until April 30, 2011 at the current annual rate of $175,000.

In accordance with The Rockefeller University’s (“Rockefeller”) Intellectual Property Policy, an aggregate of one-third of all income that it receives from licensing transactions is paid to the inventors. Michael Kaplitt received less than $2,000 in each of 2009 and 2008 from Rockefeller as a result of payments made by the Corporation to Rockefeller under a non-exclusive license agreement.

In accordance with Cornell University’s (“Cornell”) Invention and Related Property Rights Policy, an aggregate of one-third of all income that it receives from licensing transactions is paid to the inventors. Michael Kaplitt received approximately $21,000 and $0 in 2009 and 2008, respectively as a result of payments made by the Corporation to Cornell under a license agreement.

Dr. Matthew During, a founder of the Corporation and a member of its Scientific Advisory Board, received approximately $17,000 from Thomas Jefferson University (“TJU”), in each of 2009 and 2008, as a result of payments made by the Corporation to TJU under two exclusive license agreements. The amounts received by Dr. During represent approximately 18% of the total payments made by the Corporation to TJU in each of 2009 and 2008.

Dr. During received less than $2,000 from Yale University, in each of 2009 and 2008, as a result of payments made by the Corporation to Yale University under a non-exclusive license agreement. The amounts received by Dr. During represent approximately 25% of the total payments made by the Corporation to Yale University in each of 2009 and 2008.

Dr. During and the Corporation entered into a consulting agreement in October 1999 which was subsequently amended. The consulting agreement, as amended, provides for payments to Dr. During of $175,000 per year through September 2010.

In August 2004, the Company subleased office space at One Bridge Plaza, Fort Lee, New Jersey from Palisade Capital Securities, LLC (“PCS”), an affiliated company, for use as its corporate offices for a base annual rent of approximately $36,000 or $3,000 per month, and such lease expired on June 30, 2009.

Effective February 23, 2007, the Corporation entered into a consulting agreement with Martin Kaplitt. Under the terms of this agreement, Martin Kaplitt provides medical and scientific consulting and advisory services to the Corporation. The Corporation paid Martin Kaplitt $125,000 in 2009 and $110,000 in 2008 under this agreement. The Corporation has extended this agreement from January 1, 2010, until December 31, 2010 at the current annual rate of $125,000.

On April 28, 2008, the Corporation issued and sold 142,857 shares of Series D Preferred Stock at a price of $35.00 per share, or a total of approximately $5,000,000, and warrants to purchase approximately 1,077,586 shares of Common Stock to Corriente Master Fund, L.P. (“CMF”), pursuant to a Stock and Warrant Subscription Agreement, dated as of April 28, 2008, by and between the Corporation, CMF and, solely with respect to Article V thereof, the Trustees of General Electric Pension Trust (“GEPT”). At the time of the transaction, CMF was a beneficial owner of more than five percent of the Corporation’s voting securities.

AUDIT COMMITTEE REPORT

The Board has an Audit Committee comprised of three directors, each of whom meets the independence and qualification standards for audit committee membership as set forth in the listing standards set forth in the AMEX Rules and Rule 10A-3 of the Exchange Act.

The Audit Committee oversees the Corporation’s financial and accounting processes on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2009 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Corporation’s management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, for accounting and financial reporting principles and for internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, BDO Seidman, LLP, is responsible for performing an independent audit of the financial statements prepared in accordance with generally accepted accounting principles.

In performing its oversight function, the Audit Committee reviewed with the Corporation’s independent registered public accounting firm such firm’s judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards Nos. 61 and 90. In addition, the Committee has discussed with the independent registered public accounting firm such firm’s independence from management and the Corporation and has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

The Committee discussed with the Corporation’s independent registered public accounting firm the overall scope and plans for the audit. The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of the examination and the overall quality of the Corporation’s financial reporting.

The Corporation’s management, the Audit Committee and the Board are fully committed to a review and evaluation of the Corporation’s procedures and policies designed to assure effective internal control over financial reporting. All steps and disclosures relating to these matters have been and will remain subject to the oversight of the Audit Committee.

Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee set forth below and in its charter, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee also approved the selection of the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2009.

William J. Gedale resigned as a member of the Board and the Audit Committee, effective November 20, 2009; therefore, this report is being submitted by Messrs. Golding and Reich, the remaining members of the Audit Committee during the fiscal year ended December 31, 2009.

The Audit Committee of the Board,
Cornelius E. Golding, Chair
Jeffery B. Reich

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP was the Corporation’s independent registered public accounting firm for the year ended December 31, 2009. BDO Seidman does not have any direct or indirect financial interest in the Corporation in any capacity other than that of independent public accountants. A representative of BDO Seidman, LLP will be present at the meeting to answer questions by stockholders concerning the accounts of the Corporation and will have the opportunity to make a statement, if such representative desires to do so.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2009 and 2008 by the Corporation’s independent registered public accounting firm, BDO Seidman, LLP.

Description	2009	2008

Audit fees	$189,750	$174,500
Audit related fees	—	4,808
Tax fees	—	—
All other fees	—	—

Total	$189,750	$179,308

Audit fees included fees associated with the audit of the Corporation’s annual financial statements included in the Corporation’s Form 10-K and review of quarterly financial statements included in the Corporation’s Form 10-Qs, consultations concerning financial accounting and reporting standards, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The 2009 audit fee amount includes an estimate of fees to be billed to the Corporation for the 2009 annual audit.

Audit related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements.

Before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee had a pre-approval policy in effect, during 2009, for the approval of service rendered by the Corporation’s independent registered public accounting firm. All services provided by the Corporation’s independent registered accounting firms during 2009 were approved by the Audit Committee prior to the commencement thereof.

OTHER MATTERS

The Board does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.

PROPOSALS BY STOCKHOLDERS

Proposals of stockholders intended to be presented, pursuant to Rule 14a-8 under the Exchange Act, at the 2011 Annual Meeting of Stockholders of the Corporation, which is currently scheduled to be held on May 10, 2011, must be received by the Corporation at the Corporation’s principal executive offices by December 10, 2010 if they are to be included in the Corporation’s proxy statement and proxy relating to such meeting. Shareholder proposals submitted outside the process set forth in Rule 14a-8 will be considered untimely if submitted after February 23, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of Forms 3, 4 and 5 filed under Section 16(a) of the Exchange Act, the Corporation believes that during fiscal 2009, all Section 16(a) filing requirements applicable to its officers, directors and other principal stockholders of the Corporation were complied with.

SOLICITATION OF PROXIES

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may solicit proxies personally and by telephone and telegraph.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

The Board has adopted a written policy on stockholder and interested party communications with directors, a copy of which is available on the Corporation’s corporate website located at http://www.neurologix.net.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the Public Reference Room maintained by the Securities and Exchange Commission (“SEC”) at 100 F. Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at http://www.sec.gov. The SEC allows the Corporation to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. A copy of the Corporation’s 2009 Annual Report on Form 10-K is being mailed to the Corporation’s stockholders with this Proxy Statement. All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Annual Meeting shall also be deemed to be incorporated by reference into this Proxy Statement.

Our stockholders may obtain the above-mentioned documents, without charge, by requesting them in writing or by telephone from the Corporation, by writing to Neurologix, Inc., One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024, attention of Marc L. Panoff, and by telephone to 201-592-6451. In addition, these documents are available on the Corporation’s website located at http://www.neurologix.net.

You should rely only on the information contained in this Proxy Statement or other documents to which we refer to vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of the Annual Meeting, and the mailing of the Proxy Statement to stockholders shall not create any implication to the contrary.

BY ORDER OF THE BOARD OF DIRECTORS

Marc L. Panoff
Chief Financial Officer, Secretary and Treasurer

April 9, 2010

EXHIBIT A — 2000 STOCK OPTION PLAN — AMENDMENT NO. 4

The 2000 Stock Option Plan of Arinco Computer Systems Inc., as amended (the “Plan”), is hereby further amended as follows:

1. Section 5(a) of the Plan is hereby amended in its entirety to read as follows:

“Subject to Section 9, the aggregate number of shares of Stock in respect of which Options may be granted under the Plan is 8,000,000;”

2. The last sentence of Section 3 of the Plan is hereby amended in its entirety to read as follows:

“The expiration date of the Plan, on and after which no Options may be granted hereunder, shall be March 28, 2015; PROVIDED, HOWEVER, that no Incentive Stock Options shall be granted after March 28, 2010. The administration of the Plan shall continue in effect until all matters relating to the payment of Options previously granted have been settled.”

3. The name of the Plan is hereby changed from the “Arinco Computer Systems Inc. 2000 Stock Option Plan” to the “Neurologix, Inc. 2000 Stock Option Plan.” Furthermore, Section 2(g) is hereby amended as follows:

““Company” means Neurologix, Inc.”

4. Except for the foregoing amendments set forth in paragraphs 1, 2 and 3 above, all of the terms and conditions of the Plan shall remain in full force and effect.

A-1

NEUROLOGIX, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2010

PROXY SOLICITED ON BEHALF OF THE BOARD

The undersigned hereby appoints Clark A. Johnson and Marc L. Panoff as proxies with full power of substitution to vote all shares of stock of Neurologix, Inc. of record in the name of the undersigned at the close of business on April 1, 2010, at the Annual Meeting of Stockholders to be held on May 11, 2010 at 10:00 a.m. (Eastern time) at the Montammy Golf Club, Route 9W and Montammy Drive, Alpine, New Jersey 07620 or at any postponements or adjournments, hereby revoking all former proxies.

IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1 AND 2 IN ACCORDANCE WITH THE SPECIFICATION MADE AND “FOR” SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 11, 2010. The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy, Annual Report and directions to the Annual Meeting are available at http://www.neurologix.net.

(Continued and to be voted on reverse side.)

Annual Meeting Proxy Card

A. Proposal — The Board of Directors recommends a vote FOR the directors listed below to the Corporation’s Board of Directors:

	For	Withhold Authority

01 — Reginald L. Hardy — Class I	☐	☐
02 — Jeffrey B. Reich, M.D. — Class I	☐	☐
03 — Clark A. Johnson — Class III	☐	☐

B. Proposal — The Board of Directors recommends a vote FOR the following proposal:

	For	Against	Abstain

To approve amendments to the 2000 Stock Option Plan of the Corporation that(i) increase the number of available shares from 6,000,000 to 8,000,000, (ii) extend the expiration date of the Plan for five years and (iii) amend the name of the Plan from the “Arinco Computer Systems Inc. 2000 Stock Option Plan” to the “Neurologix, Inc. 2000 Stock Option Plan.”	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

C. Non-Voting Items

Change of Address — Please print new address below.

D. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: PLEASE SIGN NAME(S), EXACTLY AS SHOWN ABOVE. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR OR GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN SHARES HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.

Signature 1:

Signature 2:
Date (mm/dd/yy):